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Exhibit 10.33

PALMSOURCE-ACCESS MASTER LICENSE AND DISTRIBUTION AGREEMENT

This Master License and Distribution Agreement (“AGREEMENT”) is entered into this 11th day of June, 2002 (the “EFFECTIVE DATE”), by and between ACCESS Systems America, Inc., a Delaware corporation having its principal place of business at 48371 Fremont Blvd., Suite 101, Fremont, CA 94538 (“ASA”) and PalmSource, Inc., a Delaware corporation having its principal place of business at 5470 Great America Parkway, Santa Clara, CA 95052 (“PALMSOURCE”).

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WHEREAS, ASA or its AFFILIATE has developed certain software products for information appliances providing access to the Internet;

WHEREAS, ASA has a worldwide license to distribute certain Web browser software technology called “NetFront,” developed by ACCESS CO., LTD. (“ACCESS”), the Parent (as defined below) of ASA;

WHEREAS, ASA is in the business of marketing, distributing and providing technical support of ACCESS products, including “NetFront”;

WHEREAS, PALMSOURCE has developed and is engaged in the manufacture and integration of products, including without limitation, operating systems and/or associated software;

WHEREAS, PALMSOURCE desires to have ASA port the NetFront software to run on PALMSOURCE’s operating systems, and perform other development services, and ASA desires to perform such services, on the terms and conditions of this AGREEMENT;

WHEREAS, PALMSOURCE desires to bundle such ported software with PALMSOURCE products and to distribute such ported software bundled into PALMSOURCE’s products to its customers, and ASA desires to grant such rights to PALMSOURCE, on the terms and conditions of this AGREEMENT.

WHEREAS, PALMSOURCE and ASA have entered into that certain Source Code License Agreement, of even date herewith (“SOURCE CODE AGREEMENT”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree to enter into this AGREEMENT as follows:

1. Definitions

“AFFILIATE” means a corporation, company, or any other entity, including but not limited to subsidiaries, in which a party now or hereafter, holds more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) which are, now or hereafter, owned or controlled, directly or indirectly by a party.

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“BETA PRODUCT” means a beta version of the PORTED PRODUCT, as further described in the relevant SOW.

“BUNDLED PRODUCT” means the PALM OS bundled with the PORTED PRODUCT.

“CONFIDENTIAL INFORMATION” means any and all information disclosed by a party in documentary or tangible form that is marked as “confidential,” and any and all intangible information orally, visually or otherwise disclosed, provided that such information is identified as being confidential at the time of initial disclosure or is reasonably understood to be confidential by the nature of the information and the manner in which the information is disclosed. “CONFIDENTIAL INFORMATION” does not include any of the following:

(i)	information which prior to the time of disclosure was within the public knowledge;

(ii)	information which prior to the time of disclosure was in the possession of the receiving party without obligation of confidentiality to the disclosing party, as shown by its written records;

(iii)	information which is lawfully acquired from a third party having the right to disclose such information without any obligation of confidentiality;

(iv)	information which becomes within the public knowledge through no fault of the receiving party after disclosure; or

(v)	information which is developed independently by the receiving party as evidenced by its written records.

“CUSTOMER” means a corporation, partnership, company, any other entity or individual with whom PALMSOURCE enters into one or more written agreements to use, reproduce, or sell (via sublicense) one (1) or more copies of the PORTED PRODUCT for further distribution.

“CUSTOMER HARDWARE” means any hardware device, electronic equipment, CPU or other hardware of a CUSTOMER on which the PALM OS can operate.

“DELIVERABLES” means all work, materials and documentation developed by ASA in the course of the SERVICES, whether individually by ASA or jointly with PALMSOURCE, pursuant to the applicable SOW (as defined in Section 3.1 below).

“DOCUMENTATION” means the documentation for the PORTED PRODUCT.

“END USER” means a third party sublicensed directly or indirectly by PALMSOURCE or a CUSTOMER to use the PORTED PRODUCT for such party’s internal business purposes and not for redistribution.

“FIRST SHIPMENT DATE” shall mean the earlier to occur of (a) the date of first shipment of PORTED PRODUCT by any CUSTOMER, whether on a standalone basis or as bundled with

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CUSTOMER HARDWARE, or (b) one year from the date upon which PALMSOURCE first releases a gold master of the PALM OS, or any substantially equivalent or more advanced PALMSOURCE product, to any CUSTOMER.

“INTELLECTUAL PROPERTY RIGHTS” means all intellectual property, industrial property and other intangible rights arising under the laws of any country, including without limitation, all (i) rights with respect to patents and patent applications and similar rights (including utility patent, design patent and utility model rights), (ii) rights with respect to copyrights, trademarks (including goodwill), databases and mask works, and any applications, registrations and other rights with respect thereto, and (iii) rights with respect to trade secrets, confidential information, technology and know-how.

“LZW PATENT” is defined in Section 11.1.4 below.

“PALMSOURCE MATERIALS” means the materials, information, software modules and other items to be provided by PALMSOURCE and used in the performance of the SERVICES.

“PALMSOURCE PRODUCTS” means any operating system distributed by PALMSOURCE or its AFFILIATES, whether or not bundled or integrated with any hardware, CPUs, platforms, or other software.

“PARENT” means, with respect to a party, a company or other entity which owns or controls, directly or indirectly, at least fifty percent (50%) of the shares or other interests entitled to vote for the election of directors of such party.

“PALM OS” means the Palm OS operating system as identified on Exhibit A.

“PORTED PRODUCT” means ASA PRODUCTS or portions of ASA PRODUCTS ported by ASA onto and/or to integrate with the PALM OS as part of the SERVICES provided by ASA and as further detailed in the applicable SOW.

“NON-ROYALTY OS” is defined in Section 2.5.1 below.

“ASA PRODUCTS” means the ASA software products identified on Exhibit B.

“SERVICES” is defined in Section 3.1 below.

“STATEMENT OF WORK” or “SOW” is defined in Section 3.1 below.

“TARGET COMPLETION DATE” means the target completion date for the SERVICES, as set forth in the relevant SOW for the PORTED PRODUCT.

“UPDATES” means all bug-fixes, patches or corrective releases of the ASA PRODUCT developed by ASA during the term of this AGREEMENT which have application to the PORTED SOFTWARE.

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“UPGRADES” means all enhancements, improvements, revisions and new releases of the ASA PRODUCT developed, licensed and/or acquired by ASA during the term of this AGREEMENT which have application to the PORTED SOFTWARE.

2. License Grants

2.1 Development License to PALMSOURCE. ASA hereby grants PALMSOURCE and its AFFILIATES a worldwide, non-exclusive, non-transferable, (subject to Section 17.6 below), royalty-free and limited license to:

2.1.1 Use, reproduce and have reproduced the PORTED PRODUCT for the purposes of: (a) developing and testing the BUNDLED PRODUCT; (b) integrating the PORTED PRODUCT with the PALMS OS; (c) backup and archival purposes; and (d) providing technical support to CUSTOMERS and END USERS; and

2.1.2 Use, reproduce, have reproduced, modify and create derivative works based upon the DOCUMENTATION for development of PALMSOURCE’S documentation for the BUNDLED PRODUCT.

2.2 Distribution License to PALMSOURCE. ASA hereby grants PALMSOURCE and its AFFILIATES a worldwide, non-exclusive, non-transferable, (subject to Section 17.6 below), royalty-bearing and limited license to:

2.2.1 Use, reproduce, have reproduced, support, demonstrate, perform, display, market and distribute (via sublicense), directly or indirectly (including over the Internet or via other electronic means), through multiple tiers of distribution, the PORTED PRODUCT in object code format, as part of the BUNDLED PRODUCT; and

2.2.2 Use, reproduce, have reproduced, support, demonstrate, perform, display, market and distribute (via sublicense), directly or indirectly, through multiple tiers of distribution, the PORTED PRODUCT in object code format, on a stand-alone basis, which distribution is permitted only via the Internet or such other method or mechanism as may be agreed upon by the parties in writing; and

2.2.3 Use, reproduce, have reproduced, support, demonstrate, perform, display, market and distribute, directly or indirectly (including over the Internet or via other electronic means), through multiple tiers of distribution, the DOCUMENTATION (including any derivative works thereof made pursuant to Section 2.1.2 above), when integrated into or delivered with PALMSOURCE’s documentation for the BUNDLED PRODUCT.

2.3 Sublicense to CUSTOMERS. ASA hereby grants PALMSOURCE and its AFFILIATES a worldwide, non-exclusive, non-transferable (subject to Section 17.6 below) and limited license to sublicense to CUSTOMERS (including the right to grant and authorize further sublicenses) the rights granted to PALMSOURCE under Sections 2.1 and 2.2 above (except for the rights granted in Section 2.2.2 above) subject to the restrictions, limitations and obligations in Sections 2.4, 9 and 10.1, 15.5.

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2.4 Restrictions.

2.4.1 Except as is expressly permitted under the terms of the SOURCE CODE AGREEMENT, PALMSOURCE shall not and shall not permit any of its AFFILIATES, CUSTOMERS or any other third parties to modify, create derivative works of, reverse engineer or decompile the PORTED PRODUCT, except to the extent such acts may not be prohibited by applicable law.

2.4.2 PALMSOURCE shall require that all CUSTOMERS enter into END USER license agreements with all END USERS, which agreements shall contain provisions prohibiting reverse engineering of the PORTED PRODUCT and limiting ASA’s liability with respect to the PORTED PRODUCT as provided in Exhibit attached hereto.

2.4.3 PALMSOURCE shall not have the right to license or sublicense the PORTED PRODUCT to any third party except to CUSTOMERS and END USERS as set forth in this AGREEMENT.

2.5 Bundling Obligation. Commencing on FIRST SHIPMENT DATE, and continuing during the term of this AGREEMENT, all operating systems sold, licensed, sublicensed, distributed or otherwise transferred by PALMSOURCE, directly or through its affiliates, distributors or other third parties, whether alone or bundled with any PALMSOURCE or third party hardware, shall incorporate the PORTED PRODUCT; provided however, that such restriction shall not apply in any of the following circumstances:

2.5.1 With respect to any PALMSOURCE operating system copy sold, licensed, sublicensed, distributed or otherwise transferred by PALMSOURCE, directly or through its distributors or other third parties, to any party for bundling and distribution with an ASA or ACCESS product substantially similar to the PORTED PRODUCT, which ASA or ACCESS product such party has obtained from ASA or ACCESS under a separate license agreement between such party and ASA or ACCESS (such PALMSOURCE operating system copies, when so distributed with such restrictions shall be referred to herein as a “NON-ROYALTY OS”);

2.5.2 with respect to any PALMSOURCE operating system (a) with which ASA has been unable to render the PORTED PRODUCT (or a modified version of the PORTED PRODUCT with substantially equivalent features) compatible within ninety (90) days of PALMSOURCE’s provision of all reasonably necessary materials, information and assistance to

ASA, or (b) for which the parties have been unable to reasonably agree on the terms of a SOW with regard to the porting effort required by ASA, which SOW shall be on a time and materials basis at an hourly rate of [**] per hour, which rate may be increased by ASA up to [**] during the term of this Agreement, beginning on the anniversary of the Effective Date;

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2.5.3 with respect to PALMSOURCE operating systems sold, licensed, sublicensed, distributed or otherwise transferred by PALMSOURCE, directly or through its distributors, solely for use with, and solely as bundled with, CUSTOMER HARDWARE that has no display on which the PORTED SOFTWARE will operate.

2.5.4 with respect to PALMSOURCE operating systems sold, licensed, sublicensed, distributed or otherwise transferred by PALMSOURCE, directly or through its distributors, solely for use with, and solely as bundled with, CUSTOMER HARDWARE that has no communication functionality, other than a human user interface; or

2.5.5 where both of the following conditions are met: (a) ASA and PALMSOURCE have mutually agreed to such sale, license, sublicense, distribution or transfer of operating systems without the PORTED PRODUCT, which agreement on the part of ASA shall not be unreasonably withheld, conditioned or delayed, and (b) where PALMSOURCE has in each applicable contract period (YEAR ONE, YEAR TWO and/or YEAR THREE, as defined in Exhibit E), sold, licensed, sublicensed, distributed or otherwise transferred copies of PALMSOURCE PRODUCTS in such period in excess of the quantities set forth in Sections 1(a), 1(b) and 1(c) of Exhibit E for each such period.

2.6 No Royalty on PalmSource Products Distributed without ASA Product. Notwithstanding the royalty provisions of Exhibit E, PALMSOURCE shall not have any obligation to pay ROYALTIES to ASA with respect to distributions of any PALMSOURCE PRODUCTS which do not incorporate the PORTED PRODUCT, provided that such distribution of PALMSOURCE PRODUCTS without the PORTED PRODUCT is authorized under the provisions of Section 2.5 above in each instance.

2.7 PalmSource Affiliates. PALMSOURCE shall cause its AFFILIATES to comply with all restrictions, limitations and obligations in this Agreement on or associated with the licenses granted to such AFFILIATES in this Section 2, including, without limitation, the restrictions, limitations and obligations in Sections 2.4, 8.1.2, 9, 10.1 and 15.5, to the same extent which PALMSOURCE is obligated under such provisions. Any failure of any such AFFILIATE to comply with any such restriction, limitation or obligation shall be deemed a material breach of this Agreement by PALMSOURCE, and PALMSOURCE shall be liable for such breach to the same extent that it is liable for its own breach of such provisions under the terms of this Agreement.

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3. Services

3.1 Statements of Work. ASA shall provide certain porting and software engineering services to PALMSOURCE (“SERVICES”) as specified in mutually agreed upon statement of works signed by both parties and attached hereto as Exhibit C (“SOW”). Each SOW shall contain, to the extent applicable, (i) a description of the SERVICES to be performed; (ii) a listing of all PALMSOURCE responsibilities; (iii) specifications for any required DELIVERABLES; (iv) any associated schedules, which shall include a target completion date; (v) acceptance procedures for all DELIVERABLES; (vi) the applicable charges (which shall be on a time and materials basis unless otherwise specified in the SOW); and (vii) such additional information as the parties mutually agree. In the event of a conflict between any term of this AGREEMENT and the SOW, the terms of this SOW shall prevail, except with respect to limitations on liability, warranty disclaimers, and indemnification, in which case this AGREEMENT shall prevail.

3.2 Changes in Scope of Services. Changes to the scope of the SERVICES or the TARGET COMPLETION DATE in a SOW shall be made only in a writing executed by an authorized representative of both parties. ASA shall have no obligation to commence work in connection with any change, and PALMSOURCE shall have no obligation to pay for any work performed in connection with any change, until the fee and/or schedule impact of the change is agreed upon by the parties in writing.

3.3 Third Party Products. If any SOW requires the provision of third party products, including any hardware or software, PALMSOURCE shall provide such products subject to the terms and conditions set forth on an attachment to the applicable SOW.

3.4 Weekly Calls. PALMSOURCE and ASA shall participate in weekly calls to discuss the status of the SERVICES and to review the TARGET COMPLETION DATE.

3.5 PalmSource Materials. PALMSOURCE hereby grants ASA a nonexclusive, royalty-free, nontransferable (subject to Section 17.6 below) license to use the PALMSOURCE MATERIALS and to copy and modify the PALMSOURCE MATERIALS as may be reasonably necessary solely for the purpose of performing the SERVICES under this AGREEMENT.

4. Client Responsibilities; Acceptance

4.1 Client Dependencies. In connection with ASA’s provision of the SERVICES, PALMSOURCE shall perform those tasks and fulfill those responsibilities assigned to PALMSOURCE in the applicable SOW (“CLIENT RESPONSIBILITIES”). PALMSOURCE understands that ASA’s performance, and ASA’s completion of the DELIVERABLES by the TARGET COMPLETION DATE, may be dependent on PALMSOURCE’s timely and effective performance of certain CLIENT RESPONSIBILITIES hereunder and timely decisions and approvals by PALMSOURCE. ASA shall be relieved of its obligations hereunder to the extent that they are dependent on timely performance of the CLIENT RESPONSIBILITIES or other PALMSOURCE

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decisions and PALMSOURCE fails to timely perform such CLIENT RESPONSIBILITIES or make such decisions; for each day of delay attributable to PALMSOURCE, the TARGET COMPLETION DATE associated with such CLIENT RESPONSIBILITIES shall, upon written notice to PALMSOURCE, be advanced one day for all purposes of this AGREEMENT, including, without limitation, Section 7.1. The remedy set forth in the preceding sentence shall be ASA’s sole and exclusive remedy in the event of a breach by PALMSOURCE of its obligations under the first sentence of this Section 4.1.

4.2 Delivery and Acceptance.

4.2.1 Delivery and Acceptance Testing. After delivery of each DELIVERABLE. by ASA to PALMSOURCE hereunder, PALMSOURCE will have forty-five (45) calendar days (the “ACCEPTANCE PERIOD”) to determine whether such DELIVERABLE conforms with the specifications agreed to by the parties in the SOW (the “SPECIFICATIONS”). Within such ACCEPTANCE PERIOD, PALMSOURCE will provide ASA with written acceptance or a written statement detailing the non-conforming aspects of the DELIVERABLE (the “STATEMENT OF ERRORS”). PALMSOURCE shall provide a written acceptance in the ACCEPTANCE PERIOD if the DELIVERABLE conforms with the SPECIFICATIONS for such DELIVERABLE, and may not include in the STATEMENT OF ERRORS any requests for changes beyond those needed to bring the DELIVERABLE into conformance with such SPECIFICATIONS. If PALMSOURCE does not provide ASA with a written acceptance or STATEMENT OF ERRORS prior to the expiration of the ACCEPTANCE PERIOD, the DELIVERABLE will be deemed accepted by PALMSOURCE.

4.2.2 Correction of Errors If PALMSOURCE provides a STATEMENT of ERRORS to ASA during the ACCEPTANCE PERIOD, ASA will use its commercially reasonable efforts to correct the non-conformities described in the STATEMENT OF ERRORS, and redeliver the DELIVERABLE to PALMSOURCE within thirty (30) days after receipt of Palm’s STATEMENT OF ERRORS. After delivery of the corrected DELIVERABLE to PALMSOURCE by ASA, PALMSOURCE will have an additional thirty (30) days to determine whether the corrected DELIVERABLE conforms to the SPECIFICATIONS. Within such thirty (30) calendar day period, PALMSOURCE will provide ASA with written acceptance or a STATEMENT OF ERRORS. If PALMSOURCE does not provide ASA with a written acceptance or STATEMENT OF ERRORS within such thirty (30) calendar day period, the redelivered DELIVERABLE will be deemed accepted by PALMSOURCE. If PALMSOURCE provides a further STATEMENT OF ERRORS during such thirty (30) day period, then the procedure set forth in this Section 4.2.2 shall be repeated until PALMSOURCE accepts the DELIVERABLE or is deemed to have accepted the DELIVERABLE (either, “ACCEPTANCE,” with respect to the DELIVERABLE so accepted); provided, however, that in the event such procedure is repeated more than three.(3) additional times after the initial delivery to PALMSOURCE and ASA is still unable to correct the non-conformities identified in the STATEMENT OF ERRORS, either party may terminate this AGREEMENT by providing written notice to the other party. In the event of such termination, ASA will refund to PALMSOURCE all amounts paid to ASA for such DELIVERABLE under the applicable SOW.

4.2.3 Delivery of Updates. ASA shall provide PALMSOURCE with one (1) copy of each UPDATE or UPGRADE to which PALMSOURCE is entitled under the provisions of Section 6.4 or 6.5 within thirty (30) days of commercial release of the same.

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5. Ownership

5.1 ASA. Subject to PALMSOURCE’s rights under Section 5.3, and any licenses granted herein, all right, title and interest in and to all DELIVERABLES, PORTED PRODUCT, ASA’s CONFIDENTIAL INFORMATION, and works derivative of any of the foregoing, or new releases thereof, including, but not limited to, all INTELLECTUAL PROPERTY RIGHTS therein, shall be the sole and exclusive property of ASA and ACCESS.

5.2 PALMSOURCE. All right, title and interest in and to the PALM OS, PALMSOURCE PRODUCTS, PALMSOURCE MATERIALS, device drivers and I/0 files owned by PALMSOURCE or its suppliers, any operating system developed by or for PALMSOURCE or its suppliers, PALMSOURCE’s CONFIDENTIAL INFORMATION and any and all INTELLECTUAL PROPERTY RIGHTS therein, shall be the sole and exclusive property of PALMSOURCE or its SUPPLIERS.

5.3 User Interface. Notwithstanding Section 5.1, PALMSOURCE shall own the design and iconography of any user interface created for the PORTED PRODUCT; provided, however, that PALMSOURCE shall not acquire ownership under this Section 5.3 of any preexisting icons used by ASA.

6. Technical Support and Maintenance

6.1 First-Line Support. Pursuant to the terms of Exhibit D, PALMSOURCE shall be responsible for providing first-line technical support to its CUSTOMERS.

6.2 Second-Line Support. Pursuant to the terms of Exhibit D, ASA shall be responsible for providing second-line technical support to PALMSOURCE. In addition to this AGREEMENT, the specific terms described in Exhibit D govern technical support and maintenance, and such terms are incorporated into this AGREEMENT.

6.3 Support Payment. Technical support and maintenance described under this Section 6 and Exhibit D is subject to the payment terms of Section 7 below, and no technical support, training or maintenance services shall be provided to PALMSOURCE until PALMSOURCE complies with the terms of Section 7.

6.4 Updates. ASA shall make UPDATES available to PALMSOURCE, at no additional charge. ASA shall also make available to PALMSOURCE the following additional features, at no additional royalty charge: WML 1.3, XHTML MobileProfile, WAP CSS, XHTML 1.1, BML, Ebml; provided, however, that ASA reserves the right to charge PALMSOURCE engineering integration fees for such additional features on a time and materials basis at the rates set forth in Section 7.5.

6.5 Upgrades. ASA shall make available to PALMSOURCE, to the extent that ASA has the right to do so, all UPGRADES, provided, however, that the provision of UPGRADES shall be subject to the following conditions: (a) in the case of an UPGRADE developed at the request of PALMSOURCE, the parties’ mutual agreement upon a STATEMENT OF WORK governing all associated SERVICES and DELIVERABLES, including a fee, if any, for such SERVICES; (b) in the case of UPGRADE developed or acquired by ASA, the parties’ mutual

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agreement on an amount to be paid by PALMSOURCE to ASA for such UPGRADE, and (c) in the case of an UPGRADE licensed from a third party, PALMSOURCE’s payment of any license fees, royalties or other charges due by ASA to any third party which arise from ASA’s provision of the UPGRADES to PALMSOURCE or from PALMSOURCE’s direct or indirect use, license, sublicense or other commercialization of such UPGRADE.

7. Consideration

7.1 Service Fees. In consideration for the SERVICES, PALMSOURCE shall pay ASA service fees as set forth in each SOW.

7.2 Payment. All payments made by PALMSOURCE under this AGREEMENT shall be made by wire transfer to the bank account designated by ASA. PALMSOURCE agrees that any and all payments made hereunder shall be non-assessable and non-refundable, except as expressly set forth herein. If PALMSOURCE fails to make any payment under this AGREEMENT within [**] of the date such payment becomes due and payable, interest shall accrue on such unpaid amount at a rate of the lesser of [**] or the highest rate allowed by law from the date such amount first becomes due and payable through the date actually paid.

7.3 Expenses. Unless provided otherwise in a SOW, PALMSOURCE shall reimburse ASA for all reasonable out-of-pocket expenses incurred by ASA in the performance of the SERVICES; provided that such expenses are pre-approved in advance in writing by PALMSOURCE.

7.4 Taxes. There shall be added to any charges due by PALMSOURCE under this AGREEMENT amounts equal to any taxes resulting from or arising under this AGREEMENT, exclusive of taxes based on the net income of ASA. All payments due under this AGREEMENT shall be made without any deduction or withholding, unless such deduction or withholding is required by any applicable law of any relevant government authority then in effect; provided, however, that if PALMSOURCE deducts any such withholding taxes from any payment hereunder, PALMSOURCE shall promptly furnish ASA with an official tax receipt or other evidence issued by the taxing authority. PALMSOURCE is responsible for any notices of any reduced withholding tax rate as provided by applicable tax law.

7.5 Additional Payment. Any support outside of the scope of this AGREEMENT or Exhibit D shall be charged to PALMSOURCE on a time and materials basis at a rate to be mutually agreed, which shall not exceed [**] of ASA personnel time during the first year of the term of this of this AGREEMENT, after which the rate may increase by no more than [**].

7.6 Royalty Payment. In addition to the payments required under Section 7.1, PALMSOURCE shall pay ASA a minimum guaranteed royalty and per unit royalties on PALMSOURCE PRODUCTS as set forth in Exhibit E, as well as royalties on PORTED PRODUCT licensed separately from PALMSOURCE PRODUCTS, as set forth on Exhibit E. Such prices and

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royalty provisions are made available to PALMSOURCE on a confidential basis and Exhibit E shall be deemed the CONFIDENTIAL INFORMATION of ASA and PALMSOURCE.

7.7 Additional Platforms. Upon PALMSOURCE’s request, and the parties’ mutual agreement upon a SOW detailing the associated costs and services, additional versions of the PALM OS may be included in Exhibit A after the EFFECTIVE DATE. For each such additional version of the PALM OS, PALMSOURCE shall pay ASA a separate payment defined in such additional, mutually agreed-upon SOW, and PALMSOURCE shall be entitled to ROYALTY rates no less favorable than those set forth in Exhibit E attached hereto.

8. Reporting and Payment

8.1 Royalty Reporting and Payment.

8.1.1 Payment. PALMSOURCE shall within [**] after the end of the three-month period ending on the last day of each PALMSOURCE fiscal quarter (PALMSOURCE’s fiscal year ends on or about May 31) during the term of this AGREEMENT, submit to ASA a written report setting forth (i) the number of copies of PORTED PRODUCT and PALMSOURCE PRODUCTS distributed by PALMSOURCE and its AFFILIATES, directly or indirectly through its or their CUSTOMERS and any sublicensees, and (ii) the amounts payable pursuant to Section 7.6 with respect to such distributions during each such [**] for the PORTED PRODUCT and PALMSOURCE PRODUCTS. PALMSOURCE shall make payment based on such report within [**] after the end of such [**] period.

8.1.2 Audit Rights. Each party shall keep true and accurate records relating to the payment obligations under this AGREEMENT. Each party shall make such records available for examination by the other party, no more than once in any twelve-month period, during normal business hours by a certified public accountant of the auditing party’s choosing and reasonably acceptable to the audited party, solely to allow the auditing party (a) in the case of ASA, to verify PALMSOURCE’s payment obligations under this AGREEMENT, and (b) in the case of PALMSOURCE, to verify ASA’s and/or ACCESS’S calculations with respect to NON-ROYALTY OSs, as defined in Section 2.5.1. The auditing party is responsible for all costs associated with such audits, except that the audited party shall be responsible for the reasonable cost of such audit in the event the examination discloses an error in payment to ASA of more than [**] of the payments due under this AGREEMENT in any [**] period.

8.1.3 The terms of this Section 8.1 shall survive any termination or expiration of this AGREEMENT for a period of one (1) year.

9. Customer Agreements

Notwithstanding the license grants in Section 2, neither PALMSOURCE nor its AFFILIATES shall have the right to authorize, directly or indirectly, any CUSTOMERS to

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reproduce or distribute the PORTED PRODUCT in any form unless such CUSTOMERS have previously entered into a written agreement that protects and restricts the use of ASA’s INTELLECTUAL PROPERTY RIGHTS and CONFIDENTIAL INFORMATION, to at least the same extent as this AGREEMENT. PALMSOURCE shall use reasonable commercial efforts to enforce the terms of such agreements as they relate to ASA’s INTELLECTUAL PROPERTY RIGHTS.

10. Notice, Marking and Marketing Obligations

10.1 Notice and Marking Requirements. PALMSOURCE agrees that it shall, and that it shall cause its CUSTOMERS to. (a) comply with, all notice, marking, branding and display requirements set forth in Exhibit F hereto, and (b) not delete or remove any copyright, patent or other intellectual property right notices contained within the PORTED PRODUCT.

10.2 Mutual Marketing Obligations.

10.2.1 The parties shall issue a press release announcing their relationship under this AGREEMENT, subject to the written approval of both parties, which approval shall not be unreasonably withheld.

10.2.2 PALMSOURCE and ASA agree to cooperate in commercially reasonable and cooperative marketing activities, including but not limited to, specific public relations, trade show or advertising activities when mutually agreed to by the parties.

10.2.3 Periodically, each party may share with the other party information related to its roadmaps, strategy and status of the development of new releases of PALMSOURCE operating systems, in the case of PALMSOURCE, and ASA PRODUCTS, in the case of ASA.

10.2.4 All notices to third parties and all other publicity concerning this AGREEMENT shall be jointly planned, coordinated and agreed to by the parties and the specific terms to be revealed must be identified. Neither party shall act unilaterally in this regard without the prior written approval of the other party. Notwithstanding the foregoing, PALMSOURCE shall have the right to inform its CUSTOMERS of the PALM OS of the availability of the PORTED PRODUCT following ACCEPTANCE.

11. Indemnity

11.1 ASA’s Indemnification Obligations.

11.1.1 Indemnity. ASA agrees to defend,. indemnify and hold harmless PALMSOURCE, its CUSTOMERS, AFFILIATES and its and their officers, directors, employees, agents and customers, from and against any claims, actions or demands alleging that the PORTED PRODUCT infringes any third-party INTELLECTUAL PROPERTY RIGHTS arising under the laws of any country or territory. The foregoing indemnity shall not apply to the extent that any alleged infringement arises from (a) specifications required by PALMSOURCE where no non-infringing alternative is available, but excluding any products or technology that ASA provides to any other customer, (b) the combination of the ASA PRODUCTS with any other product, including without limitation the PALM OS, CUSTOMER HARDWARE or any other hardware or product not

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provided by ASA, if such infringement would not have occurred without such combination and any sale or use of the ASA PRODUCT alone would not directly or contributory infringe upon the third party’s INTELLECTUAL PROPERTY RIGHTS, or (c) the modification of any ASA PRODUCT by PALMSOURCE, CUSTOMER or any third party if the unmodified ASA PRODUCTS are noninfringing.

11.1.2 Conditions to Indemnity. ASA’s obligations under Section 11.1 are contingent upon (1) PALMSOURCE giving prompt written notice to ASA of any such claim, action or demand, (2) PALMSOURCE allowing ASA to control the defense and related settlement negotiations; provided that in no event shall ASA incur any financial obligations on behalf of PALMSOURCE without. PALMSOURCE’s prior written consent, and (3) PALMSOURCE reasonably assisting in the defense at ASA’s expense.

11.1.3 Remedies. In the event that the ASA PRODUCTS or any part thereof becomes the subject of a valid claim of infringement of any third-party INTELLECTUAL PROPERTY RIGHT, ASA shall, at its option and expense, either (i) procure for PALMSOURCE and CUSTOMERS the rights granted hereunder, or (ii) replace or modify the same so that it becomes non-infringing but remains functionally equivalent. If after using commercially reasonable efforts, neither of the foregoing remedies is available, ASA or PALMSOURCE may terminate the licenses granted hereunder with respect to such infringing materials; provided, however, that the portion of the fees paid by PALMSOURCE for such materials will be refunded.

11.1.4 Provisions of this section 11.1 shall not apply to infringement claims which are made by Unisys Corporation solely with respect to its “LZW patents,” which relate to GIF technology (the “LZW PATENTS”).

11.1.5 THE FOREGOING STATES PALMSOURCE’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

11.2 PalmSource’s Indemnification Obligations.

11.2.1 Indemnity. PALMSOURCE agrees to defend, indemnify and hold harmless ASA and its PARENT from and against any claims, actions or demands made by Unisys Corporation solely to the extent such claims, actions or demands arise from PALMSOURCE’s failure to procure a license from Unisys Corporation for the LZW PATENTS sufficient to cover PALMSOURCE’s, its AFFILIATES’ and its CUSTOMERS’ manufacture, use and sale of the BUNDLED PRODUCT as permitted hereunder.

11.2.2 Conditions to Indemnity. PALMSOURCE’s obligations under Section 11.2.1 are contingent upon (1) ASA giving prompt written notice to PALMSOURCE of any such claim, action or demand, (2) ASA allowing PALMSOURCE to control the defense and related settlement negotiations; provided that in no event shall PALMSOURCE incur any financial obligations on behalf of ASA without ASA’s prior written consent, and (3) ASA reasonably assisting in the defense at PALMSOURCE’s expense.

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12. No Consequential Damages; Limitation on Liability

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS OPPORTUNITY, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, THE TOTAL LIABILITY OF ASA TO PALMSOURCE UNDER THIS AGREEMENT SHALL NOT EXCEED THE GREATER OF (A) THE TOTAL VALUE OF ALL PAYMENTS MADE BY PALMSOURCE HEREUNDER, OR (B) ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000).

13. Warranty and Disclaimer

13.1 Performance Warranty. ASA warrants that the PORTED PRODUCT, will substantially conform with the DOCUMENTATION and the SPECIFICATIONS. ASA warrants the magnetic media containing the PORTED PRODUCT against failure during the warranty period. These warranties will remain in effect for twelve (12) months from ACCEPTANCE. For any UPDATE or UPGRADE provided to PALMSOURCE hereunder, the warranty period shall apply to that UPDATE or UPGRADE as of the delivery date to PALMSOURCE. If, during the warranty period, the media on which the PORTED PRODUCT is provided is found to be defective, PALMSOURCE’s sole and exclusive remedy shall be for ASA to provide PALMSOURCE with conforming replacement media. If, during the term of this warranty, PALMSOURCE provides written notice to ASA of any other failure of the PORTED PRODUCT to satisfy this warranty, as PALMSOURCE’s sole and exclusive remedy, ASA shall begin work to resolve the failure within five (5) days of its receipt of such notice and ASA shall correct such failure and redeliver corrected versions of all affected items and related materials.

13.2 Additional Warranty. ASA further warrants that it has all right, power and authority to enter into this AGREEMENT and to grant the licenses hereunder.

13.3 Commodity Classification. ASA shall provide PALMSOURCE with a copy of the Commodity Classification for the PORTED PRODUCT or, if this is not available, ASA shall provide PALMSOURCE with the ECCN that was used by ASA for self-certification. A copy of the Commodity Classification is required for any PORTED PRODUCT containing security or encryption technology. In addition, ASA shall advise PALMSOURCE as to the General License type pursuant to which the PORTED PRODUCT may be exported. With respect to any export transactions under this AGREEMENT, both parties will cooperate in any reasonable manner to effect compliance with all applicable export regulations.

13.4 No Virus. No portion of the PORTED PRODUCT shall knowingly contain, at the time of delivery, any “back door”, “time bomb”, “Trojan horse”, “worm”, “drop dead device” or other computer software routines or hardware components designed to (i) permit unauthorized access to, or use of, the PORTED PRODUCT or computer systems on which the PORTED PRODUCT is loaded, (ii) disable, damage or erase PORTED PRODUCT or data or (iii) perform any other similar actions that would preclude full use of the PORTED PRODUCT by PALMSOURCE or its CUSTOMERS or END USERS. In addition, ASA shall use all diligent efforts to ensure that the

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PORTED PRODUCT does not contain a virus at the time of delivery. If a virus is discovered, ASA will use all diligent efforts to correct the problem or provide a patch, work around or any other method to eradicate the problem within thirty (30) days following notice by PALMSOURCE, at no cost to PALMSOURCE.

13.5 Disclaimer. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, ASA MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER. ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, IS HEREBY EXPRESSLY DISCLAIMED.

14. Confidential Information

14.1 Obligation of Confidentiality. The receiving party shall maintain in confidence and shall not disclose any CONFIDENTIAL INFORMATION of the other party to any third party without prior written consent of the disclosing party using the same degree of care that the receiving party uses to protect its own CONFIDENTIAL INFORMATION of a similar nature, which shall in any case be at least a reasonable degree of care; provided that the receiving party may disclose CONFIDENTIAL INFORMATION to its employees, contractors, auditors, accountants, financial and legal advisors that have a need to know such information and who have agreed to be bound by confidentiality obligations at least as restrictive as those set forth herein. Nothing in this AGREEMENT shall prevent the receiving party from disclosing CONFIDENTIAL INFORMATION to the extent the receiving party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the receiving party shall (a) assert the confidential nature of the CONFIDENTIAL INFORMATION to the agency; (b) immediately notify the disclosing party in writing of the agency’s order or request to disclose; and (c) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

14.2 Use Restriction. The receiving party may use the CONFIDENTIAL INFORMATION of the other party only for the purposes expressly permitted by this AGREEMENT.

14.3 Agreement Terms. The terms of this AGREEMENT, including without limitation Exhibit , shall be considered CONFIDENTIAL INFORMATION of both parties.

14.4 Survival. The obligations of the parties under this Section 14 shall survive any termination of this AGREEMENT for a period of seven (7) years, except with respect to any source code, in which case such obligations shall remain in effect in perpetuity.

15. Termination

15.1 Term. This AGREEMENT shall become effective on the EFFECTIVE DATE, and shall remain in effect until three (3) years after the FIRST SHIPMENT DATE (“INITIAL TERM”) unless earlier terminated as provided in this AGREEMENT.

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15.2 Renewal. After the INITIAL TERM, this AGREEMENT shall automatically renew for successive one (1) year renewal terms (“RENEWAL TERMS”), provided that neither party has provided the other party with written notice of nonrenewal at least six (6) months prior to the end of the then-current INITIAL TERM or RENEWAL TERM. Each RENEWAL TERM shall be on the same terms and conditions as the previous term, except as otherwise agreed in writing between the parties.

15.3 Termination for Convenience. PALMSOURCE shall have the right to terminate this AGREEMENT without cause upon thirty (30) days written notice to ASA, provided, however, that notwithstanding any other provision of this AGREEMENT, termination under this Section 15.3 shall not relieve PALMSOURCE of its obligation to pay any GUARANTEES set forth in Exhibit E, and all provisions of this AGREEMENT that relate to such GUARANTEES shall survive such termination.

15.4 Termination for Cause. This AGREEMENT may be terminated by a written notice of either party upon the material breach of this AGREEMENT by the other party, and such breach remains uncured for forty-five (45) days after written notice by the non-breaching party. In the event PALMSOURCE terminates this AGREEMENT pursuant to this Section 15.4, PALMSOURCE shall be relieved of its obligations with respect to any GUARANTEES due after the effective date of such termination.

15.5 Effect of Termination. Except as otherwise expressly provided in this Section 15, in the event this AGREEMENT is terminated or expires, (a) the licenses granted to PALMSOURCE and its AFFILIATES hereunder, including PALMSOURCE’s and its AFFILIATES’ right to sublicense, shall immediately terminate, (b) PALMSOURCE shall promptly return to ASA or destroy any and all ASA PRODUCTS, PORTED PRODUCT, other ASA PRODUCTS incorporated in the BUNDLED PRODUCT, and ASA CONFIDENTIAL INFORMATION provided to PALMSOURCE, and all copies thereof, and any materials incorporating any portion thereof in PALMSOURCE’s possession, custody or control or in the possession, custody or control of any CUSTOMER, and (c) ASA shall promptly return to PALMSOURCE or destroy any and all PALMSOURCE PRODUCTS, PALMSOURCE MATERIALS and PALMSOURCE CONFIDENTIAL INFORMATION provided to ASA, and all copies thereof, and any materials incorporating any portion thereof in ASA’s possession. Notwithstanding the foregoing, following expiration or termination of this AGREEMENT, PALMSOURCE may retain a reasonable number of copies of the PORTED PRODUCT to be used solely for providing technical support to then-existing CUSTOMERS and END USERS. Notwithstanding the foregoing, any sublicenses properly granted by PALMSOURCE or CUSTOMERS to END USERS shall survive any expiration or termination of this AGREEMENT in accordance with their terms subject to all payment obligations.

15.6 Payment Obligations. In the event this AGREEMENT is terminated, PALMSOURCE shall remain liable for all amounts accrued through the date of termination and shall reasonably promptly provide ASA with a report in accordance with Section 8 with respect to the period from the end of the preceding PALMSOURCE fiscal quarter through the date of termination, together with any applicable payment. Notwithstanding the foregoing, PALMSOURCE’s obligations with respect to the GUARANTEES shall be subject to Sections 15.3 and 15.4 above.

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15.7 Continuing Rights. Except in the case of termination due to the material breach of this AGREEMENT by PALMSOURCE pursuant to Section 15.3, PALMSOURCE may continue to distribute or otherwise transfer PORTED PRODUCT and pay the associated payment under the same terms and conditions as those provided in this AGREEMENT, including without limitation, all royalty payment provisions, during the six (6) month period following the termination of this AGREEMENT, and PALMSOURCE’s CUSTOMERS may continue to distribute or otherwise transfer PORTED PRODUCTS, and PALMSOURCE shall pay the associated payment under the same terms and conditions as those provided in this AGREEMENT, including without limitation, all royalty payment provisions, during the twelve (12) month period following the termination of this AGREEMENT.

15.8 Survival. Sections 1, 2.4, 5, 7, 8, 9,11,12, 13, 14, 15.5, 15.6, 15.7, 15.8, 16, and the applicable provisions of Section 17 shall survive any expiration or termination of this AGREEMENT.

16. Injunctive Relief

It is understood and agreed that either party’s breach or noncompliance with any of the license grants or any of the provisions of Section 14 may cause the other party irreparable damage for which recovery of money damages may be inadequate, and that such party will therefore be entitled to seek timely injunctive relief in addition to any and all other remedies available at law.

17. Miscellaneous

17.1 Governing Law and Jurisdiction. ASA and PALMSOURCE hereby agree that any and all matters relating to this AGREEMENT shall be governed by the laws of the State of California and all lawsuits arising in connection with this Agreement shall be brought in the state or federal courts of Alameda County, California having appropriate subject matter jurisdiction, unless otherwise agreed between both parties hereto in the specified case.

17.2 Headings. Headings of each provision are inserted for convenience only and shall in no way affect the meaning or interpretation of this AGREEMENT.

17.3 Entire Agreement. This AGREEMENT, including the Exhibits hereto, and the SOURCE CODE AGREEMENT constitute the entire agreement between the parties with respect to the subject matter of such agreements and supersede all prior agreements and understandings, written and oral, with respect to such subject matter. No prior draft of this AGREEMENT, the SOURCE CODE AGREEMENT, any term sheet, or any parol evidence shall be admissible to prove the meaning or intent of any provision of this AGREEMENT.

17.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and will be sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address listed below or at such other address for which such party give notice hereunder. Such notice shall be deemed to have been given when received or, if such delivery is not accomplished due to the fault of the addressee, when tendered. Notices may also be sent by facsimile or electronic mail if confirming notice is sent, and such notice by facsimile or electronic mail shall be deemed to have been given when the confirming notice is sent by the addressee.

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If to ASA:	If to PALMSOURCE:

ACCESS Systems America Inc.	PalmSource, Inc.
48371 Fremont Blvd., Suite 101	5470 Great America Parkway
Fremont, CA 94538	Santa Clara, CA 95052
Attn: [**]	Attn: [**]
[**]	[**]

17.5 Waiver, Amendment or Modification. This AGREEMENT may only be amended, modified or supplemented by a written instrument signed and delivered by a duly authorized representative of each of ASA and PALMSOURCE and expressly referring to this AGREEMENT. The failure of a party to enforce any provision of this AGREEMENT at any time will not be construed to be a waiver of any such provision and will not affect the validity of this AGREEMENT or any part hereof or the right of any party to enforce any such provision. No waiver of any breach hereof will be construed to be a waiver of any other breach.

17.6 Assignment; No Third Party Beneficiaries. Any assignment or delegation of any rights and obligations under this AGREEMENT shall be null and void without the other party’s prior written approval, provided, however, that either party may assign this AGREEMENT (a) in connection with the merger, acquisition or sale of all or substantially all of the assets of such party .to which this AGREEMENT relates, of (b) to any PARENT or AFFILIATE of a party; provided that the assignee, in both cases (a) and (b) above, agrees t6 be bound by the terms of this AGREEMENT. Subject to the foregoing, this AGREEMENT will inure to the benefit of and be binding upon ASA and PALMSOURCE and each of their respective successors, assigns and legal representatives. Nothing in this AGREEMENT expressed or implied is intended to confer upon any third party any rights or remedies.

17.7 Severability. Any provision of this AGREEMENT which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this AGREEMENT or affecting the validity or enforceability of any such provision in any jurisdiction, unless such prohibition or unenforceability frustrates the overall objective of this AGREEMENT.

17.8 Export Controls. The parties shall abide by all export laws and regulations of the United States and any other jurisdiction with respect to the export of any hardware, software or technical information provided to one party to another or to a CUSTOMER. The ASA PRODUCTS, PORTED PRODUCT, and ASA CONFIDENTIAL INFORMATION shall not be exported by PALMSOURCE, and PALMSOURCE shall ensure that CUSTOMERS do not export any of the foregoing to any country, unless applicable law permits or proper government authorization has been obtained by PALMSOURCE. Either party may request proof of compliance with applicable export laws.

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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17.9 Force Majeure. No failure by a party to carry out or observe any of the terms or conditions of this AGREEMENT, except for a failure to timely pay any sums of money when due, shall give rise to any claim against such party or be deemed a breach of this AGREEMENT if such failure arises from war, riot, terrorism, natural disaster, act of God, or any other cause reasonably beyond the control of such party (a “FORCE MAJEURE”). If any party is, wholly or in part, prevented from or hindered in carrying out or observing any of the terms or conditions of this AGREEMENT as a result of a FORCE MAJEURE, then such party shall give written notice to the other party as soon as possible, giving full details of the reason for such prevention or hindrance, and the parties shall in good faith consult with each other and take necessary measures for the resolution of the affairs so prevented or hindered. In the event that ASA is prevented from completing the SERVICES due to a FORCE MAJEURE for a period of sixty (60) days or longer, PALMSOURCE shall have the right to terminate this AGREEMENT without further obligation to ASA, except for Services completed and ACCEPTED prior to termination.

17.10 Counterparts. This AGREEMENT maybe executed in any number of counterparts (including facsimile copies), each of which shall be an original, but all of which together shall constitute one instrument

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their authorized representatives.

Access Systems America Inc.:	PalmSource, Inc.:

By: /s/ Kiyoyasu Oishi Signature	By: /s/ David Nagel Signature

Name: Kiyoyasu Oishi	Name: David Nagel

Title: President/COO	Title: President & CEO

Date: June 11, 2002	Date: 6-15-02

EXHIBIT A

PALM OS

•	Palm OS 5.1, codenamed “Bonzai”, and any subsequent versions released during the term of this AGREEMENT with respect to which PALMSOURCE and ASA have entered into a new SOW and a new Support Exhibit hereunder, which SOW and Support Exhibit may provide for additional service fees and may provide for differing or additional royalties, as mutually agreed by the parties.

EXHIBIT B

ASA PRODUCTS

NetFront 3.0 Palm OS Standard Edition.

Summary Description of NetFront 3.0 Standard Edition:

Category	Detail
Architecture	1 MB ROM, 2-3 MB RAM
ARM CPU
Protocol	HTTP 1.1
Mark-up Language	CSS1, CSS2 (partial), DOM Level 1, DOM Level 2 (partial), XHTML 1.1, XHTML Basic 1.0, HTML 4.01
Scripting Language	ECMAScript, JavaScript 1.5
Image Decoder	GIF, Animated GIF, JPEG
Browser Navigation	Backward, Forward, Open URL, Reload, Stop
Browser Utility	Bookmark, Cache, Cookies, History, NetLib API Integration

EXHIBIT C-1

STATEMENT OF WORK FOR OMEGA PROJECT

This STATEMENT OF WORK is entered into and effective as of June 11, 2002 by and between ACCESS Systems America, Inc., a Delaware corporation, (“ASA”) and PalmSource, Inc, a Delaware corporation, (“PALMSOURCE”).

This STATEMENT OF WORK is made with reference to the PALMSOURCE-ACCESS Master License and Distribution Agreement, by and between ASA and PALMSOURCE, dated June 11, 2002 (the “AGREEMENT”) and is hereby incorporated therein. All capitalized terms not defined herein shall have the meanings set forth in the AGREEMENT.

1. Definitions

1.1 “PRD” means the OMEGA Product Requirements Document that describes the feature set of OMEGA, which is attached hereto.

1.2 “FRD” means the OMEGA Functional Requirements Document that describes the functionality of OMEGA, which is attached hereto.

1.3 “OMEGA” means the PALM Web Browser 2.0 application.

1.4 “PDK” means the PALM Product Development Kit necessary to create OMEGA.

1.5 “PDK GM RELEASE DATE” means May 21, 2002.

1.6 “BETA COMPLETION DATE” means June 13, 2002.

1.7 “GOLD-MASTER COMPLETION DATE” means July 5, 2002.

1.8 “TARGET COMPLETION DATE” means July 5, 2002. Except as set forth in Section 4.1 of the AGREEMENT, the TARGET COMPLETION DATE, the PDK GM RELEASE DATE, the BETA COMPLETION DATE and the GOLD-MASTER COMPLETION DATE may only be modified by an amendment to this SOW signed by both parties.

2. Services

2.1 Scope of Services. ASA shall customize the ASA PRODUCT to meet the requirements and specifications specified in the PRD and FRD to create OMEGA. ASA shall then port OMEGA to the target PALM OS to create the BUNDLED PRODUCT. ASA shall also produce the necessary documentation for PALMSOURCE to convert into a User Manual.

2.2 Deliverables.

2.2.1 Specification of Deliverables. The BUNDLED PRODUCT shall conform in all material respects to the PRD and FRD.

2.2.2 Format of Deliverables. ASA shall provide the BUNDLED PRODUCT in a binary executable format (PRC). ASA shall provide a Release Note document that will highlight the features and limitations of the PORTED PRODUCT.

2.2.3 Schedule of Deliverables. ASA shall use commercially reasonable efforts to deliver the BETA PRODUCT by the BETA COMPLETION DATE. ASA shall use commercially reasonable efforts to deliver the PORTED PRODUCT by the GOLD-MASTER COMPLETION DATE.

2.3 Changes in Scope of Services. Except as set forth herein, changes to the scope of the SERVICES, PDK GM RELEASE DATE, BETA COMPLETION DATE, GOLDMASTER COMPLETION DATE or the TARGET COMPLETION DATE shall be made only in a writing executed by authorized representatives of both parties. Changes to OMEGA shall be made only as documented in mutually agreed upon revisions of the PRD and FRD. ASA shall have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by the parties in writing.

2.4 Weekly Calls. PALMSOURCE and ASA shall participate in weekly calls to discuss the status of the SERVICES and to review the TARGET COMPLETION DATE.

3. Fees and Charges

3.1 Service Fees. In consideration for the SERVICES provided by ASA as set forth in this SOW, PALMSOURCE shall pay ASA service fees in the amount of [**],

3.2 Payment Schedule. PALMSOURCE shall pay the Service Fees as follows:

3.2.1 PALMSOURCE shall pay ASA [**] within [**] of the Effective Date.

3.2.2 PALMSOURCE shall pay ASA [**] within [**] of delivery to PALMSOURCE of the BETA PRODUCT.

3.2.3 PALMSOURCE shall pay ASA [**] within [**] of ACCEPTANCE of the final BUNDLED PRODUCT.

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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3.3 Early Completion Bonus. Notwithstanding the foregoing, and subject to Section 3.1, as an early completion bonus, PALMSOURCE shall pay ASA an additional [**] if a BUNDLED PRODUCT conforming with the SPECIFICATIONS therefore is delivered to PALMSOURCE on or before the TARGET COMPLETION DATE. Such early completion bonus shall be due and payable within [**] of PALMSOURCE’s acceptance of such BUNDLED PRODUCT.

4. ASA Responsibilities and Project Assumptions

4.1 Dependencies. ASA understands that ASA’s performance, and ASA’s completion of the BUNDLED PRODUCT by the TARGET COMPLETION DATE, is critical for PALMSOURCE. PALMSOURCE shall be relieved of its obligations hereunder to the extent that they are dependent on timely performance of the ASA responsibilities as set forth in Section 4.2 below, or other ASA decisions and approvals.

4.2 Requirements of ASA. Certain requirements of ASA are necessary to perform the SERVICES outlined in this STATEMENT OF WORK. The requirements of ASA include, in addition to the other requirements set forth in this SOW, the following:

4.2.1 ASA shall staff the project as necessary to complete the BUNDLED PRODUCT by the TARGET COMPLETION DATE.

4.2.2 ASA shall make available the necessary personnel from all applicable departments and/or divisions of ASA for consultation, technical support, decision-making and assistance whenever reasonably requested by PALMSOURCE. A maximum 24-hour response time shall be necessary for this project effort.

4.2.3 ASA shall make available its project team members and subject matter experts for participation in any necessary meetings, functions and interviews.

4.2.4 ASA shall make available its project manager to answer questions. A maximum 24-hour response time shall be necessary for this project effort.

4.2.5 ASA shall be responsible for resolution of internal ASA issues, conflicts and problems, whether related to technology, the business of ASA, or otherwise. With reference to internal ASA issues, if any, that directly affect the SERVICES rendered to PALMSOURCE under this STATEMENT OF WORK, PALMSOURCE may, in its discretion, work with ASA where feasible to document issues and help suggest potential solutions.

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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4.2.6 For the work outlined in this STATEMENT OF WORK, ASA shall cover all cost to ASA, including, without limitation, the necessary workspace, personal computing facilities, network, telephones, and any other equipment and/or resources which are reasonably necessary for the assigned ASA personnel to perform the functions outlined in this STATEMENT OF WORK, including, without limitation, the resources specified above. No bailment shall be created and no interest or obligation shall be conferred upon PALMSOURCE regarding ASA’s property or the property of ASA’s employees, agents, or contractors, beyond the limited right to use such property in furtherance of this AGREEMENT, as set forth herein.

4.2.7 ASA acknowledges and agrees that PALMSOURCE may choose to rotate staff resources to attempt to meet ASA’s specific needs, and/or when staff-related conflicts arise.

4.2.8 ASA shall be responsible for the following testing effort on the BUNDLED PRODUCT: Alpha Testing, Beta Testing and Gold-Master qualification testing.

5. PALMSOURCE Responsibilities and Project Assumptions

5.1 Requirements of PALMSOURCE. Certain requirements of PALMSOURCE are necessary for ASA to perform the SERVICES outlined in this STATEMENT OF WORK. The requirements of PALMSOURCE include, in addition to the other requirements set forth in this STATEMENT OF WORK, the following:

5.1.1 PALMSOURCE shall deliver the Gold-Master version of the PDK by May 21, 2002.

5.1.2 PALMSOURCE shall staff the project with a project manager who shall work with ASA’s project manager to coordinate the resources and the technical implementation.

5.1.3 PALMSOURCE shall use commercially reasonable efforts to provide reasonable technical support for the PALM OS and PDK.

5.1.4 PALMSOURCE shall make available its project team members and subject matter experts for participation in any reasonably necessary meetings, functions and interviews.

5.1.5 PALMSOURCE shall make available its project manager to answer questions and shall use reasonable commercial efforts to provide a maximum 24hour response time for such questions.

5.1.6 PALMSOURCE shall be responsible for resolution of internal issues, conflicts and problems, whether related to PALMSOURCE’s technology, the business of PALMSOURCE, or otherwise. With reference to internal issues, if any, that directly affect the SERVICES rendered to PALMSOURCE under this STATEMENT OF WORK, ASA may, upon the

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mutual agreement of the parties, work with PALMSOURCE where feasible to document issues and help suggest potential solutions.

5.1.7 PALMSOURCE shall make available, at no additional cost to ASA, the development boards, pre-production units and tool chains which are reasonably necessary for the assigned ASA personnel to perform the functions outlined in this STATEMENT OF WORK. No bailment shall be created and no interest or obligation shall be conferred upon ASA regarding PALMSOURCE’s property or the property of PALMSOURCE’s employees, agents, or contractors, beyond the limited right to use such property in furtherance of this AGREEMENT; and provided that ASA shall return all such materials to PALMSOURCE within ninety (90) days of PALMSOURCE’s ACCEPTANCE of the BUNDLED PRODUCT. Notwithstanding the foregoing, ASA may retain six (6) development boards and one tool chain license for a period of one hundred and eighty (180) days after the date of such ACCEPTANCE, which materials may be used only in connection with maintenance and support of the BUNDLED PRODUCT.

5.1.8 PALMSOURCE acknowledges and agrees that ASA may choose to rotate staff resources to attempt to meet PALMSOURCE’s specific needs, and/or when staff-related conflicts arise; provided that in no event shall PALMSOURCE be required to pay any additional fees in order to meet ASA’s internal staffing and/or rotation requirements.

5.1.9 PALMSOURCE shall maintain all relevant PALMSOURCE hardware, software, and network configurations in working order.

5.1.10 PALMSOURCE shall be responsible for the following testing effort on the BUNDLED PRODUCT: Integration Testing, International Testing and Acceptance Testing.

5.2 Critical Success Factors. The following is a non-exhaustive list of the critical success factors which must be present to maximize the likelihood that the engagement shall deliver the desired result and maintain project momentum. PALMSOURCE acknowledges and agrees that it has read and understood these success factors and shall perform its obligations under this AGREEMENT in a manner which is consistent with them. PALMSOURCE further agrees that its failure to adhere to and/or provide these factors may result in project delays, and in any such situation ASA is not responsible to PALMSOURCE for such delays. The success factors include, without limitation:

5.2.1 PALMSOURCE’s adherence to project schedule and reasonable resource allocation.

5.2.2 The ability of the PALMSOURCE project manager to drive consensus and/or make critical decisions when the participating team is unable to reach consensus.

5.2.3 The ability of PALMSOURCE’s resources to provide required information within the schedule of the project.

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5.2.4 PALMSOURCE’s understanding of and support of findings and next steps by management.

ASA shall use its best efforts to notify PALMSOURCE of any perceived failure of PALMSOURCE to meet any of the foregoing factors within five (5) working days of occurrence. If ASA fails to so notify PALMSOURCE, PALMSOURCE shall not be responsible for any resultant project delay.

6. Acceptance

6.1 BETA PRODUCT Acceptance Criteria. The BETA PRODUCT shall meet the following acceptance criteria:

6.1.1 The development of the feature set are completed as specified by the PRD and FRD.

6.1.2 No known Severity “1” (Data Loss/Crash) or Severity “2” (Serious Failure) bugs exist that an “average” user will encounter.

6.1.3 One full cycle of the Comprehensive Functional Testing has been completed on the BETA PRODUCT.

6.2 BUNDLED PRODUCT Acceptance Criteria. The BUNDLED PRODUCT shall meet the following acceptance criteria:

6.2.1 All tests planned and specified in the PRD or FRD have been successfully executed.

6.2.2 All known bugs have been regressed and resolved.

6.2.3 All acceptance tests and criteria specified in the PRD or FRD have been successfully met.

6.2.4 All acceptance tests and criteria specified in Appendix A to this Exhibit C1 have been successfully met.

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IN WITNESS OF THIS STATEMENT OF WORK, the parties have caused this STATEMENT OF WORK to be executed by their authorized representatives.

Access Systems America Inc.:	PalmSource, Inc.:

By: /s/ Kiyoyasu Oishi Signature	By: /s/ David Nagel Signature

Name: Kiyoyasu Oishi	Name: David Nagel

Title: President/COO	Title: President & CEO

Appendix A to Exhibit C-1

Omega Browser Acceptance Criteria

Acceptance Procedure

PalmSource will complete and submit to Access an acceptance form upon acceptance of the deliverable, and after PalmSource SQA team has validated their work to bring the deliverable within compliance.

A sample Acceptance Form is attached as Appendix B.

An authorized executive from PalmSource to make the final call on the Omega browser acceptance is [**], PalmSource, Inc.

Memory Requirements

1. Browser application footprint (pre file) must be smaller than [**].

2. Heap memory space requirement is [**].

•	The browser must pass the test plan as detailed in the Omega Test Suite within the [**] heap space limit, except for those issues which are explicitly deferred by the Omega core team. It is recognized that this heap size will limit functionality significantly, and thus some issues may be deferred, but PalmSource reserves the right to review the test results and request improvements in particular areas.

•	When there is not enough heap space available on the device, the browser must fail gracefully. The specifications for these failures will be added to the Omega FRD.

Core Functionality Test Acceptance Criteria

1. The Omega browser should have passed all functional and integration Omega Test Suite specified by Access’s and PalmSource’s QA teams. All reported issues must be fixed unless agreed by both PalmSource and Access to defer to a later release.

2. The core browser technology specified in the Contract, Exhibit B must be fully tested by Access, and PalmSource has the right to review functional test cases and test results.

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3. The core browser technology specified in the Contract, Exhibit B must have 90% compliance ratio with the industrial standards.

Performance Acceptance Criteria

1. The browser should be able to display the top [**] web sites.

2. The browser should offer a good user experience by offering progressive rendering. Detailed requirements are specified in the Omega PRD.

3. Responsiveness: the browser should have visual indication that a large component is being downloaded and rendered, such as using replacement tags if the components are too large to render immediately.

4. The browser must take maximum advantage of available bandwidth. The end-to-end time to display each of the Top [**] pages (from the time that the URL is specified to the time that the browser fully downloads the web page and displays its first screen) must not exceed [**] of the theoretical minimum time given the hardware and network being used and network conditions. It is recognized that this goal may not be feasible for a small number of sites that make extensive use of DHTML technology; PalmSource will review each of these on a case-by-case basis and must approve exceptions.

5. Performance target: The average end-to-end time to display the Top [**] pages (from the time that the URL is specified to the time that the browser fully downloads the web page and displays its first screen) referenced below should be used as general guidelines. It is recognized that the download time will vary based on the average size of the pages and physical connection limitations.

Average size of the pages: 100KB

If the connection is 9.6Kbps, the target performance target is [**] seconds

If the connection is 115Kbps, the target performance is [**] seconds

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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The end-to-end time to display each of the Top [**] pages (from the time that a URL is specified to the time that the browser fully downloads the web page and displays its first screen) should not exceed [**]. It is recognized that some pages may be too large to achieve this goal, but PalmSource reserves the right to review the test results and request improvements in particular areas.

Top [**] Web Sites

[**]

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Appendix B to Exhibit C-1

Acceptance form

To:	[Click here and type name]

From:	David Creemer—Director, Product Management, PalmSource, Inc.

CC:	[Click here and type name]

Date:

Re:	Acceptance of Omega Browser Release

Introduction

This form is being submitted as a requirement for the acceptance of a qualified deliverable from PalmSource. This form is an attachment to the PalmSource Access Master License and Distribution Agreement (the “Agreement”). This is a formal notification that the deliverable described meets the criteria needed to satisfy the contractual obligation defined.

Acceptance Criteria

See Acceptance Criteria included in the Agreement.

Signatures

To be signed by signature and acceptance authorities identified in the Agreement. Any Conditions for acceptance should be included in this section upon signing.

David Creemer—Director, Product Management	Kiyo Oishi—President/COO
PalmSource	ACCESS Systems America

Date Executed

Conditions for Acceptance

EXHIBIT D-1

TECHNICAL SUPPORT AND MAINTENANCE TO PALMSOURCE

ASA shall provide technical support and maintenance to PALMSOURCE on the following terms and conditions.

1. Definitions

1.1 As used in this Exhibit D, “FIRST LINE SUPPORT” shall mean any and all technical or business support to be provided to CUSTOMERS and other third parties.

1.2 As used in this Exhibit D, “SECOND LINE SUPPORT” shall mean the technical support to be provided by ASA to PALMSOURCE in accordance with this Exhibit D and any other mutually agreed documents.

2. FIRST LINE SUPPORT

PALMSOURCE shall be responsible for providing FIRST LINE SUPPORT to its CUSTOMERS. ASA shall not have any obligation for providing or for PALMSOURCE’s failure to provide FIRST LINE SUPPORT. CUSTOMERS will be responsible for providing all support to their end users. In no event will ASA provide support to any party other than PALMSOURCE.

3. Support for PORTING

Upon PALMSOURCE’s request and subject to the payment terms under Sections 7 of the AGREEMENT, ASA will provide technical support and advice to PALMSOURCE and will assist the PALMSOURCE under this AGREEMENT. In the event PALMSOURCE does not make any required payments under Section 7, any support will be subject to ASA’s consent, and will be provided for an additional charge of [**] of ASA engineers’ time.

4. SECOND LINE SUPPORT

4.1 Upon PALMSOURCE’s request and subject to the payment requirements under Section 7 of the AGREEMENT, ASA will provide SECOND LINE SUPPORT to the following extent:

4.1.1 Corrections of bugs, errors or defects of the ASA PRODUCTS only (i) that are so serious that the functionality set forth in the specifications of the relevant ASA PRODUCT provided separately by ASA cannot be achieved nor performed and with respect to

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

which there is no effective remedial measure except correction by ASA, (ii) to the extent provided in a more detailed and technical explanation of the support terms provided separately by ASA and (iii) to the extent PALMSOURCE is able to recreate, demonstrate and prove the presence of such bugs, errors or defects in the ASA PRODUCTS to enable corrections herein. ASA shall have no obligation to provide SECOND LINE SUPPORT with respect to any other bugs, errors or defects; and

4.1.2 The furnishing of information on any bugs, errors or defects in ASA PRODUCTS that ASA obtains from PALMSOURCE or CUSTOMERS provided that such information with respect to bugs, errors or defects shall also be furnished to ASA in detail.

4.2 ASA shall have no other obligation except for those provided in this Paragraph 4 to provide SECOND LINE SUPPORT with respect to the ASA PRODUCTS or BUNDLED PRODUCT. In particular, ASA shall have no obligation to provide SECOND LINE SUPPORT with respect to any portion of a ASA PRODUCT or BUNDLED PRODUCT that has been modified in any way.

4.3 PALMSOURCE shall make the primary examination as to whether bugs, errors and defects reported through FIRST LINE SUPPORT are covered under ASA’s support obligations and shall consult ASA as necessary.

4.4 The final decision as to whether bugs, errors and defects are covered under ASA’s SECOND LINE SUPPORT obligations shall be solely and reasonably determined by ASA.

4.5 SECOND LINE SUPPORT shall be provided to PALMSOURCE in English, as requested by PALMSOURCE, through telephone or by e-mail to one (1) designated e-mail address of PALMSOURCE during ASA’s regular business hours. Such SECOND LINE SUPPORT is limited to consultation with one (1) engineer personnel in ASA’s Engineering Department.

5. PALM OS on Loan from PALM

PALMSOURCE shall lend the PALM OS and other materials to ASA without any charge, to the extent necessary for ASA to provide SECOND LINE SUPPORT and annual technical support and maintenance to PALMSOURCE.

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EXHIBIT E

ROYALTY PRICING FOR PALMSOURCE

1. Royalties Payable by PALMSOURCE. In consideration for the rights granted by ASA under this AGREEMENT, PALMSOURCE shall pay ASA the following royalties for each copy of PALMSOURCE PRODUCTS that is distributed by PALMSOURCE, its CUSTOMERS, or its or their sublicensees, directly or indirectly through third parties, in accordance with the terms and conditions of this AGREEMENT (“ROYALTIES”):

(a) First Year: In the period commencing on the FIRST SHIPMENT DATE and ending one year thereafter (“YEAR ONE”), PALMSOURCE shall pay ASA a [**] royalty of [**] of PALMSOURCE PRODUCTS distributed in such period for the first [**] in such period, and a [**] royalty of [**] of PALMSOURCE PRODUCTS distributed in such period for each unit beyond the first [**] in such period; and

(b) Second Year: In the period commencing on the first anniversary of the FIRST SHIPMENT DATE and ending one year thereafter (“YEAR TWO”), PALMSOURCE shall pay ASA a [**] royalty of [**] of PALMSOURCE PRODUCTS distributed in such period for the first [**] in such period, and a [**] royalty of [**] of PALMSOURCE PRODUCTS distributed in such period for each unit beyond the first [**] in such period; and

(c) Third Year: In the period commencing on the second anniversary of the FIRST SHIPMENT DATE and ending one year thereafter (“YEAR THREE”), and in any renewal periods hereunder, PALMSOURCE shall pay ASA a [**] royalty of [**] of PALMSOURCE PRODUCTS distributed in such period for the first [**] in such period, and a [**] royalty of [**] of PALMSOURCE PRODUCTS distributed in such period for [**] beyond the first [**] in such period.

2. Minimum Royalty Guarantees. PALMSOURCE shall pay to ASA the following non-refundable, minimum royalty guarantees (“GUARANTEES”), without reduction for any required withholding taxes:

(a) First Year Guarantee: [**] (the “FIRST YEAR GUARANTEE”), which shall be paid by PALMSOURCE to ASA pursuant to the terms of Section 8.1.1 as follows: If the total cumulative ROYALTIES paid by PALMSOURCE in YEAR ONE, including UNBUNDLED ROYALTIES, plus the credit given PALMSOURCE for NON ROYALTY OS copies per Section 7 of this Exhibit during YEAR ONE is less than the FIRST YEAR GUARANTEE, then PALMSOURCE will pay ASA such difference after the end of YEAR ONE.

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b) Second Year Guarantee: [**] (the “SECOND YEAR GUARANTEE”), which shall be paid by PALMSOURCE to ASA pursuant to the terms of Section 8.1.1 as follows: If the total cumulative ROYALTIES paid by PALMSOURCE in YEAR TWO, including UNBUNDLED ROYALTIES, plus the credit given PALMSOURCE for NON ROYALTY OS copies per Section 7 of this Exhibit during YEAR TWO is less than the SECOND YEAR GUARANTEE, then PALMSOURCE will pay ASA such difference after the end of YEAR TWO.

(c) Third Year Guarantee: Provided that ASA makes available to PALMSOURCE a version of the ASA PRODUCT with substantially equivalent features that will run on and is compatible with the then-shipping PALMSOURCE operating system within ninety (90) days of PALMSOURCE’s provision of all reasonably necessary materials, information and assistance to ASA and the parties are able to reasonably agree on a SOW for such ASA PRODUCT, [**] (the “THIRD YEAR GUARANTEE”), which shall be paid by PALMSOURCE to ASA pursuant to the terms of section 8.1.1 as follows: If the total cumulative ROYALTIES paid by PALMSOURCE in YEAR THREE, including UNBUNDLED ROYALTIES, plus the credit given PALMSOURCE for NON ROYALTY OS copies per Section 7 of this Exhibit during YEAR THREE is less than the THIRD YEAR GUARANTEE, then PALMSOURCE will pay ASA such difference after the end of YEAR THREE.

3. No Royally on PalmSource Products Distributed without ASA Product. Notwithstanding Section 1 of this Exhibit E, PALMSOURCE shall not have any obligation to pay ROYALTIES to ASA with respect to distributions of any PALMSOURCE PRODUCTS which do not incorporate the PORTED PRODUCT, provided that such distribution of PALMSOURCE PRODUCTS without the PORTED PRODUCT is authorized under the provisions of Section 2.5 of the AGREEMENT in each instance.

4. Royalty on Ported Products Distributed Without a PalmSource Product. In addition to PALMSOURCE’s obligations with respect to ROYALTIES and GUARANTEES as set forth above, PALMSOURCE shall pay ASA a royalty for each copy of the PORTED PRODUCT which is distributed by PALMSOURCE, its CUSTOMERS, or its or their sublicensees, directly or indirectly through third parties, novas part of a BUNDLED PRODUCT (e.g., distribution via the Internet on a stand-alone basis as permitted under Section 2.2.2), which royalty shall be equal to [**] of the total gross revenue derived, directly or indirectly, from the license of each copy of such PORTED PRODUCT to any END USER (the “UNBUNDLED ROYALTIES”). ASA shall have no obligation to refund to PALMSOURCE any UNBUNDLED ROYALTIES at any time for any reason except as expressly, set forth in this AGREEMENT, or to credit to PALMSOURCE any amount of any UNBUNDLED ROYALTIES against any ROYALTIES payable in any period.

5. Royalty-Free Distributions. PALMSOURCE shall have no obligation to pay any ROYALTIES for the BUNDLED. PRODUCTS or the PORTED PRODUCT that are used internally by PALMSOURCE or its CUSTOMERS for or shipped at no charge for use solely in connection with (a) testing purposes, (b) demonstration, (c) evaluation, or (d) use by press and analysts.

[**]	Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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6. Credit Against Guarantees for Non-Royalty OSs. PALMSOURCE shall be entitled to receive credit against its obligation to pay GUARANTEES hereunder with respect to NON-ROYALTY OSs (as defined in Section 2.5.1 of the AGREEMENT) as follows:

(a) Annual Credit for Non-Royalty OS: At the end of YEAR ONE, PALMSOURCE shall receive a credit against the GUARANTEES due to ASA in the amount of the ROYALTIES that would have been due with respect to each copy of a NON-ROYALTY OS distributed in YEAR ONE if such copies were not excepted from the ROYALTY obligation under Section 5 above. ASA shall within ninety (90) days after the end of YEAR ONE submit to PALMSOURCE a written report setting forth (i) the number of copies of PORTED PRODUCT or equivalent ASA PRODUCTS for the PALM OS distributed by ASA, directly or indirectly through its CUSTOMERS and its and their sublicensees, and (ii) the corresponding amount of credit for NON-ROYALTY OS applicable against the GUARANTEES for YEAR ONE.

(b) Quarterly Credit for Non-Royalty OS: During YEAR TWO and YEAR THREE, At the end of each quarter, PALMSOURCE shall receive a credit against the GUARANTEES due to ASA in the amount of the ROYALTIES that would have been due with respect to each copy of a NON-ROYALTY OS distributed in such quarter if such copies were not excepted from the ROYALTY obligation under Section 5 above. ASA shall within ninety (90) days after the end of each PALMSOURCE fiscal quarter, submit to PALMSOURCE a written report setting forth (i) the number of copies of PORTED PRODUCT or equivalent ASA PRODUCTS for the PALM OS distributed by ASA, directly or indirectly through its CUSTOMERS and its and their sublicensees, and (ii) the corresponding amount of credit for Non-Royalty OS applicable against the GUARANTEES. ASA shall submit such report to PALMSOURCE within ninety (90) days after the end of such three (3) month period.

(c) Exception for Non-Royalty OSs Sold to Third Parties With Pre-Existing Contracts with ASA or ACCESS: Notwithstanding the provisions of Sections 7(a) and 7(b) above, PALMS OURCE shall not be entitled to receive any credit with respect to any NONROYALTY OSs sold, licensed, sublicensed, distributed or otherwise transferred to any CUSTOMER who has entered into a license agreement between such CUSTOMER and ASA and ACCESS as of the Effective Date, under which license agreement such CUSTOMER received a license to distribute any ASA or ACCESS product that is substantially similar to the PORTED PRODUCT.

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EXHIBIT F

NOTICE, MARKING, BRANDING AND DISPLAY REQUIREMENTS

The following credit shall be accessible from the user interface of the PORTED PRODUCT:

Credits
Core browser technology provided by ACCESS 1996-2002 ACCESS Co., LTD. Security software provided by RSA Security RSA SECURITY

OK

EXHIBIT G

END USER TERMS

End User agrees not to reverse engineer, decompile or disassemble the [software], except to the extent such acts may not be prohibited by applicable law.

EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED BY LICENSOR, NEITHER LICENSOR NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSOR AND ITS SUPPLIERS.

IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF LICENSOR OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.